As filed with the Securities and Exchange Commission on July 30, 1998
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                          AND POST-EFFECTIVE AMENDMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          AK STEEL HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                        31-1401455
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization


                                703 CURTIS STREET
                             MIDDLETOWN, OHIO 45043
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                          AK STEEL HOLDING CORPORATION
                              STOCK INCENTIVE PLAN
                              (Full Title of Plan)


                                  JOHN G. HRITZ
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          AK STEEL HOLDING CORPORATION
                                703 CURTIS STREET
                             MIDDLETOWN, OHIO 45043
                                  513-425-5000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             STEPHEN H. COOPER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
    Title of Each Class of Securities        Amount to be        Proposed Maximum       Proposed Maximum            Amount
            to be Registered                  Registered        Offering Price Per     Aggregate Offering    of Registration Fee
                                                                       Share                  Price
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock, $.01 par value       3,200,000 shares (1)       $15.50 (2)           $49,600,000 (2)           $14,632

===================================================================================================================================

(1) Represents the increase in the total number of shares reserved for issuance under the Registrant's Stock Incentive Plan, as amended effective May 21, 1998. An aggregate of 7,800,000 shares has been previously registered under cover of Registration Statements Nos. 33-84578 and 333-04505. This Registration Statement also covers such indeterminate number of additional shares as may be issued pursuant to the antidilution provisions of the Stock Incentive Plan.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite tape on July 27, 1998.

                              --------------------

Pursuant to Rule 429 under the Securities Act of 1933, the Reoffer Prospectus included in this Registration Statement is a combined prospectus and relates to the 3,200,000 shares covered hereby and the 7,800,000 shares previously registered under cover of Registration Statements Nos. 33-84578 and 333-04505. This Registration Statement also constitutes Post-Effective Amendment No. 5 to Registration Statement No. 33-84578 and Post-Effective Amendment No. 2 to Registration Statement No. 333-04505.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


            The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Those documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

            The following reoffer prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of shares of Common Stock acquired by the persons named therein upon the exercise of options or the vesting of restricted stock awards granted under the AK Steel Holding Corporation Stock Incentive Plan, as amended.













NYFS07...:\55\38055\0008\27\FRM7078U.170

REOFFER PROSPECTUS

                          AK STEEL HOLDING CORPORATION

                        Shares of Common Stock under the
                          AK Steel Holding Corporation
                              Stock Incentive Plan

            Certain directors and executive officers of AK Steel Holding Corporation, a Delaware corporation (the "Company"), who may be deemed "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended, may offer and sell from time to time shares of the Company's Common Stock, par value $.01 per share, that may be acquired by such persons pursuant to the AK Steel Holding Corporation Stock Incentive Plan, formerly known as the 1994 Stock Incentive Plan. Such offers and sales will be made pursuant to this Reoffer Prospectus, copies of which have been filed with the New York Stock Exchange (the "NYSE"). Persons offering and selling shares of Common Stock pursuant to this Reoffer Prospectus are referred to herein as the "Selling Stockholders."

            Shares of Common Stock may be sold from time to time by a Selling Stockholder directly to purchasers. Alternatively, a Selling Stockholder may sell shares of Common Stock in one or more transactions (including block transactions) on the NYSE, in transactions occurring in the public market off the NYSE, in separately negotiated transactions or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Shares may be sold by Selling Stockholders through brokers acting on behalf of such Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from such Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). In addition, any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

            All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other selling expenses incurred by a Selling Stockholder will be borne by such Selling Stockholder. The Company will not be entitled to any of the proceeds from any sales of Common Stock by the Selling Stockholders, although the Company will receive payment upon exercise of any options under which shares of Common Stock are acquired for cash by a Selling Stockholder.

            The Common Stock is listed for trading on the NYSE under the symbol "AKS". On July 29, 1998, the closing price of the Common Stock as reported on the NYSE Composite Tape was $15.81 per share.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT
        HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

              The date of this Reoffer Prospectus is July 30, 1998

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

            This Prospectus constitutes a part of a Registration Statement on Form S-8 filed by the Company with the Commission under the Securities Act (together with all amendments and exhibits thereto, the "Registration Statement"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the shares of Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-13696);

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (File No. 1-13696);

     (c) the Company's Current Reports on Form 8-K dated January 22, 1998, April 9, 1998, May 28, 1998 and July 21, 1998 (File No. 1-13696); and

     (d) the Company's Registration Statement on Form 8-A with respect to registration of the Common Stock under Section 12(b) of the Exchange Act (File No. 1-13696).

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

            Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

            The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043 (telephone number (513) 425-5000), attention: Corporate Secretary.

                                  THE COMPANY

            The Company is a fully-integrated producer of flat rolled steel. It concentrates on the production of premium quality coated, cold rolled and hot rolled carbon steel primarily for sale to the automotive, appliance, construction and manufacturing markets. The Company also cold rolls and aluminum coats stainless steel for automotive industry markets.

            The Company is a Delaware corporation. Its principal executive office is located at 703 Curtis Street, Middletown, Ohio 45043, and its telephone number at that address is (513) 425-5000.

                             SELLING STOCKHOLDERS

            The following table sets forth (a) the name and position or positions with the Company and/or its subsidiaries of each Selling Stockholder;
(b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of June 30, 1998; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Stockholder has a present intention to do so; and
(d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company's Common Stock by such Selling Stockholder after June 30, 1998. After the completion of such sales, no Selling Stockholder will own more than one percent of the Company's outstanding Common Stock. This Reoffer Prospectus may be amended or supplemented from time to time to add or delete one or more persons to or from the list of Selling Stockholders.


Name and Principal             Shares
Position With                  Beneficially  Shares Offered    Shares Beneficially
The Company                    Owned         for Sale(1)       Owned after Sale
-----------                    -----         -----------       ----------------
Richard M. Wardrop, Jr.        818,609        510,002           308,607
Chairman of the Board and
  Chief Executive Officer

Michael T. Adams                55,748         36,334            19,404
Vice President - Manufacturing

Michael P. Christy              32,530         15,002            17,528
Vice President - Purchasing
  and Financial Analysis

Thomas C. Graham, Jr.           46,360         20,002            26,358
Vice President - Research and
  Design Engineering

Brenda S. Harmon                23,987          7,002            16,985
Vice President - Human
  Resources

John G. Hritz                   74,923         28,002            46,921
Senior Vice President, General
  Counsel and Secretary

Donald B. Korade                58,232         35,334            22,898
Controller

Alan H. McCoy                   26,374         12,000            14,374
Vice President - Public Affairs

Richard E. Newsted             229,960        154,668            75,292
Executive Vice President -
  Commercial

James W. Stanley                38,878         14,000            24,878
Vice President - Safety
  and Health

James L. Wainscott              62,715         34,002            28,713
Vice President, Treasurer
  and Chief Financial Officer

James F. Walsh                 132,096         87,336            44,760
Vice President -
  Corporate Development


-----------------------------
(Table continues on following page)


                                     5

Name and Principal             Shares
Position With                  Beneficially  Shares Offered    Shares Beneficially
The Company                    Owned         for Sale(1)       Owned after Sale
-----------                    -----         -----------       ----------------

James L. Wareham                80,065         20,000            60,065
President

Allen Born                      14,149         10,000             4,149
Director

John A. Georges                 15,211         10,000             5,211
Director

Dr. Bonnie Guiton Hill           3,853            -0-             3,853

Robert H. Jenkins               12,323         10,000             2,323
Director

Lawrence A. Leser               11,975         10,000             1,975
Director

Robert E. Northam               12,603         10,000             2,603
Director

Cyrus Tang                      55,211         10,000            45,211
Director

Dr. James A. Thompson           11,373         10,000             1,373
Director


--------------
(1) Consists of shares underlying options that are currently exercisable or will become exercisable within 60 days and shares that are the subject of restricted stock awards that will become vested within 60 days.


                              PLAN OF DISTRIBUTION

            The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the shares of Common Stock in one or more transactions (including block transactions) on the NYSE, in sales occurring in the public market off the NYSE, in separately negotiated transactions or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Shares may be sold by Selling Stockholders through brokers acting on behalf of such Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from such Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

            The Selling Stockholders and any dealer participating in the distribution of any shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

            In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

            All expenses incurred in connection with registration of the shares under the Securities Act are being borne by the Company, but all brokerage commissions and other selling expenses incurred by a Selling Stockholder will be borne by such Selling Stockholder. The Company will not receive any proceeds from any sales of Common Stock offered by Selling Stockholders pursuant to this Prospectus, although the Company will receive payment upon the exercise of any options under which shares of Common Stock are acquired by the Selling Stockholders for cash.

                                     EXPERTS

            The financial statements incorporated in this Reoffer Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by DELOITTE & TOUCHE LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

=======================================       ==================================

NO DEALER, SALESMAN OR OTHER PERSON
HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS
PROSPECTUS AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION                        AK STEEL
MUST NOT BE RELIED UPON AS HAVING                         HOLDING
BEEN AUTHORIZED BY THE COMPANY. THIS                    CORPORATION
PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF
AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY IN ANY
JURISDICTION TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER IN
SUCH JURISDICTION. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THE INFORMATION
HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE HEREOF OR
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE SUCH
DATE.

     --------------------

      TABLE OF CONTENTS
                            Page
                            ----

Available Information.....    2
Incorporation of Certain
  Documents by Reference..    2                        Common Stock
The Company...............    4                      (par value $.01)
Selling Stockholders......    5
Plan of Distribution......    6
Experts...................    7

                                                      --------------
                                                        PROSPECTUS
                                                      --------------




                                                       July 30, 198

=======================================       ==================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference:

     (a) the Company's Annual Report on From 10-K for the year ended December 31, 1997 (File No. 1-13696);

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (File No. 1-13696);

     (c) the Company's Current Reports on Form 8-K dated January 22, 1998, April 9, 1998, May 28, 1998 and July 21, 1998 (File No. 1-13696); and

     (d) the Company's Registration Statement on Form 8-A with respect to registration of the Common Stock under Section 12(b) of the Exchange Act (File No. 1-13696).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Generally, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an actin by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

      Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Registrant has adopted a provision in its Certificate of Incorporation that provides for indemnification of its officers and directors to the full extent permitted under Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable

ITEM 8. EXHIBITS.

Exhibit No. Description
----------- -----------

4(a) Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-I (Registration Statement No. 33-74432)).

4(b) Certificate of Amendment to Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 21, 1998 (incorporated by reference to Exhibit 3.1.1 to the Company's Current Report on Form 8-K dated May 28, 1998).

4(c) By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration Statement No. 33-74432)).

4(d) AK Steel Holding Corporation Stock Incentive Plan, as amended through May 21, 1998 (incorporated herein by reference to Annex A to the Company's Proxy Statement, dated April 9, 1998, for its 1998 Annual Meeting of Stockholders).

5           Opinion of Weil, Gotshal & Manges LLP.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24 Powers of attorney of certain officers and directors of the Company (included on the first signature page to this Registration Statement).


ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being make, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that he undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director or officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and Post-Effective Amendment to Registration Statements Nos. 33-84578 and 333-04505 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Ohio, on July 29, 1998.

                                     AK STEEL HOLDING CORPORATION

                                     By: RICHARD M. WARDROP, JR.
                                         -------------------------------------
                                         Richard M. Wardrop, Jr.,
                                         Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard M. Wardrop, Jr. and Donald
B. Korade, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in such person's place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     TITLE                             DATE
      ---------                     -----                             ----


RICHARD M. WARDROP, JR.     Chairman of the Board                July 29, 1998
------------------------    and Chief Executive Officer
Richard M. Wardrop, Jr.     (principal executive officer)
                            and a Director


JAMES L. WAINSCOTT          Vice President, Treasurer and        July 29, 1998
------------------------    Chief Financial Officer
James L. Wainscott          (principal financial officer)


DONALD B. KORADE            Controller                           July 29, 1998
------------------------    (principal accounting officer)
Donald B. Korade


                            Director
------------------------
Allen Born

JOHN A. GEORGES             Director                             July 29, 1998
------------------------
John A. Georges


BONNIE GUITON HILL          Director                             July 29, 1998
------------------------
Dr. Bonnie Guiton Hill


ROBERT H. JENKINS           Director                             July 29, 1998
------------------------
Robert H. Jenkins


LAWRENCE A. LESER           Director                             July 29, 1998
------------------------
Lawrence A. Leser


ROBERT E. NORTHAM           Director                             July 29, 1998
------------------------
Robert E. Northam

                            Director
------------------------
Cyrus Tang


JAMES A. THOMSON            Director                             July 29, 1998
------------------------
James A. Thomson, Ph.D

                                  EXHIBIT INDEX


Exhibit No. Description
----------- -----------


4(a) Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-I (Registration Statement No. 33-74432)).

4(b) Certificate of Amendment to Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 21, 1998 (incorporated by reference to Exhibit 3.1.1 to the Company's Current Report on Form 8-K dated May 28, 1998).

4(c) By-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration Statement No. 33-74432)).

4(d) AK Steel Holding Corporation Stock Incentive Plan, as amended through May 21, 1998 (incorporated herein by reference to Annex A to the Company's Proxy Statement, dated April 9, 1998, for its 1998 Annual Meeting of Stockholders).

5           Opinion of Weil, Gotshal & Manges LLP.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24 Powers of attorney of certain officers and directors of the Company (included on the first signature page to this Registration Statement).